UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) At the annual meeting of shareholders of Sterling Bancorp, Inc. (the “Company”) held on May 16, 2024, the shareholders (i) elected nine director nominees to the Company’s Board of Directors, each to hold office for a term expiring at the next annual meeting, (ii) approved the advisory, non-binding resolution approving the compensation for the Company’s named executive officers for 2023 and (iii) ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

The proposals are described in detail in the Company’s definitive proxy statement filed on April 4, 2024 with the Securities and Exchange Commission.

(b) The results of the voting are shown below.

Proposal 1—Election of Directors

DIRECTOR NOMINEES	VOTES FOR	WITHHELD	BROKER NON-VOTES
Thomas M. O’Brien	31,002,671	42,698	10,920,844
Peggy Daitch	26,330,375	4,714,994	10,920,844
Tracey Dedrick	26,886,367	4,159,002	10,920,844
Michael Donahue	26,477,613	4,567,756	10,920,844
Steven E. Gallotta	30,988,735	56,634	10,920,844
Denny Kim	26,330,879	4,714,490	10,920,844
Christine Meredith	30,883,592	161,777	10,920,844
Eboh Okorie	30,825,643	219,726	10,920,844
Benjamin J. Wineman	25,888,237	5,157,132	10,920,844

Proposal 2—Advisory, Non-Binding Vote to Approve the Compensation of Named Executive Officers for 2023

VOTES FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,196,338	6,844,098	4,933	10,920,844

Proposal 3—Ratification of Independent Registered Public Accounting Firm for 2024(1)

VOTES FOR	VOTES AGAINST	ABSTAIN
39,550,198	2,408,638	7,377

(1) No broker non-votes were received for Proposal 3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp, Inc.

By:	/s/ Karen Knott
Karen Knott
Chief Financial Officer

Date: May 17, 2024